Exhibit 99.1

Supplemental Package
For the Quarter Ended September 30, 2015

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
Third Quarter 2015
NYSE: FCEA, FCEB
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-Q for the quarter ended September 30, 2015 and Item 1A of our Form 10-K for the year ended December 31, 2014 and other factors that might cause differences, some of which could be material, include, but are not limited to, the inability of the company to complete the conversion to REIT status in a timely manner, its failure to satisfy any conditions to completion of the conversion to REIT status, including receipt of required third party consents, its failure to complete the conversion to REIT status for any other reason, its ability to qualify or to remain qualified as a REIT, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, its inability to meet expectations regarding the accounting and tax treatments of qualifying as a REIT, the possibility that the conversion to REIT status may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management's attention from ongoing business operations and opportunities, the impact of issuing equity, debt or both to satisfy its E&P Distribution and any other future distributions it would be required to make as a REIT, the impact of the amount and timing of any future distributions, the impact of covenants that would prevent it from satisfying REIT distribution requirements, its lack of experience operating as a REIT if it successfully converts, legislative, administrative, regulatory or other actions affecting real estate investment trusts, including positions taken by the Internal Revenue Service, the effect on the market price of its common stock following its conversion to REIT status and the E&P Distribution, the impact to its deferred tax liability balance upon conversion to REIT status, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on its ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, vacancies in its properties, risks associated with developing and managing properties in partnership with others, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts and other armed conflicts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, the ability to sell all or a portion of its ownership interests in a professional sports team and arena, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, cybersecurity risks, cyber incidents, its ability to achieve its strategic goals are based on significant assumptions, and its ability to complete non-core asset sales as well as other risks listed from time to time in the company's SEC filings, including but not limited to, the company's annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have $10.0 billion of consolidated assets in 24 states and the District of Columbia at September 30, 2015. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
We operate through three strategic business units, which represent four reportable operating segments (collectively, the "Real Estate Groups"):

•
Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment ("Arena").

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Brooklyn Nets (the "Nets"), a member of the National Basketball Association ("NBA").
Planned REIT Conversion
On January 13, 2015, our Board of Directors approved a plan to pursue conversion to real estate investment trust ("REIT") status. On September 16, 2015, the Securities and Exchange Commission (the "SEC") declared our wholly owned subsidiary, Forest City Realty Trust, Inc.’s registration statement on Form S-4 effective. On September 17, 2015, we filed with the SEC a definitive proxy statement and Forest City Realty Trust, Inc. filed a prospectus in connection with our plan to convert to REIT status. Our special shareholder meeting to present proposals related to our conversion to REIT status was held on October 20, 2015. Each of the proposals presented to the shareholders received the required number of affirmative votes, and as a result, each proposal was approved by the shareholders. We expect to elect REIT status for our taxable year ended December 31, 2016, subject to business conditions, the completion of related preparatory work, obtaining necessary approvals and third-party consents.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended September 30, 2015. This supplemental package contains information prepared in accordance with generally accepted accounting principles ("GAAP") under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO"), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity ("VIE"), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

Adjusted EBITDA
We define Adjusted EBITDA as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within our Commercial Group and our Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of our rental property portfolio and therefore are not included in NOI.

Our historical NOI was calculated based on an entire company perspective rather than focusing on the core operations of our rental real estate portfolio. It included amounts associated with the Land Development Group and Corporate Activities, all of which are now excluded to arrive at our rental real estate portfolio property NOI measure. In addition, we evaluated revenue and expense items in the Commercial and Residential segments and determined straight-line rent adjustments should be included in NOI (previously excluded) and land sales less cost of land sales, interest and other income and write-offs of abandoned development projects should be excluded (previously included). We believe the NOI calculation provides a financial measure that better reflects the ongoing operating performance of our rental property portfolio and aligns our NOI reporting closer to that of our peers. Prior periods were adjusted for comparability purposes.

We believe NOI provides important information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Comparable NOI
We use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates and NOI impacts of changes in ownership percentages, are excluded from comparable NOI and are included in non-comparable NOI. Retained properties considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, subsidized senior housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three and nine months ended September 30, 2015 and 2014. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
JeffreyFrericks@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

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Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – September 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,602,983	$382,618	$999,350	$3,219,715
Commercial
Retail centers	1,398,072	—	1,671,244	3,069,316
Office buildings	3,630,631	110,278	96,295	3,616,648
Arena	950,884	585,629	—	365,255
Corporate and other equipment	10,364	—	—	10,364
Total completed rental properties	8,592,934	1,078,525	2,766,889	10,281,298
Projects under construction
Residential	462,079	254,091	90,919	298,907
Commercial
Retail centers	—	—	—	—
Office buildings	57,997	—	64,732	122,729
Total projects under construction	520,076	254,091	155,651	421,636
Projects under development
Operating properties	40,764	—	11,525	52,289
Residential	109,827	154	238,714	348,387
Commercial
Retail centers	37,592	—	3,983	41,575
Office buildings	94,362	8,876	3,261	88,747
Total projects under development	282,545	9,030	257,483	530,998
Total projects under construction and development	802,621	263,121	413,134	952,634
Land inventory	73,566	4,793	8,796	77,569
Total Real Estate	9,469,121	1,346,439	3,188,819	11,311,501
Less accumulated depreciation	(1,677,620)	(131,010)	(641,241)	(2,187,851)
Real Estate, net	7,791,501	1,215,429	2,547,578	9,123,650
Cash and equivalents	331,449	59,405	67,418	339,462
Restricted cash	241,562	28,461	116,345	329,446
Notes and accounts receivable, net	444,136	38,336	65,427	471,227
Investments in and advances to unconsolidated entities	665,623	(102,900)	(654,813)	113,710
Lease and mortgage procurement costs, net	164,893	24,242	78,999	219,650
Prepaid expenses and other deferred costs, net	117,294	21,083	20,196	116,407
Intangible assets, net	203,783	15,237	15,575	204,121
Total Assets	$9,960,241	$1,299,293	$2,256,725	$10,917,673

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – September 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,430,561	$229,458	$692,722	$1,893,825
Commercial
Retail centers	633,846	—	1,242,677	1,876,523
Office buildings	1,802,916	43,713	64,544	1,823,747
Arena	466,993	317,748	—	149,245
Total completed rental properties	4,334,316	590,919	1,999,943	5,743,340
Projects under construction
Residential	106,080	30,793	3,786	79,073
Commercial
Retail centers	—	—	—	—
Office buildings	28,481	—	41,908	70,389
Total projects under construction	134,561	30,793	45,694	149,462
Projects under development
Operating properties	—	—	—	—
Residential	32,292	—	148,465	180,757
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,292	—	148,465	180,757
Total projects under construction and development	166,853	30,793	194,159	330,219
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,501,169	621,712	2,202,682	6,082,139
Revolving credit facility	—	—	—	—
Convertible senior debt	272,249	—	—	272,249
Construction payables	174,637	75,925	31,990	130,702
Operating accounts payable and accrued expenses	707,874	100,854	153,852	760,872
Accrued derivative liability	85,578	—	8,360	93,938
Total Accounts payable, accrued expenses and other liabilities	968,089	176,779	194,202	985,512
Cash distributions and losses in excess of investments in unconsolidated entities	149,162	(9,240)	(140,159)	18,243
Deferred income taxes	483,084	—	—	483,084
Total Liabilities	6,373,753	789,251	2,256,725	7,841,227
Redeemable Noncontrolling Interest	168,226	168,226	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,027,405	—	—	3,027,405
Accumulated other comprehensive loss	(49,959)	—	—	(49,959)
Total Shareholders’ Equity	2,977,446	—	—	2,977,446
Noncontrolling interest	440,816	341,816	—	99,000
Total Equity	3,418,262	341,816	—	3,076,446
Total Liabilities and Equity	$9,960,241	$1,299,293	$2,256,725	$10,917,673

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,470,813	$370,855	$1,060,830	$3,160,788
Commercial
Retail centers	1,747,127	—	1,654,140	3,401,267
Office buildings	2,584,854	107,656	262,524	2,739,722
Arena	940,029	579,518	—	360,511
Corporate and other equipment	10,738	—	—	10,738
Total completed rental properties	7,753,561	1,058,029	2,977,494	9,673,026
Projects under construction
Residential	176,148	96,567	9,262	88,843
Commercial
Retail centers	—	—	—	—
Office buildings	8,940	—	42,923	51,863
Total projects under construction	185,088	96,567	52,185	140,706
Projects under development
Operating properties	29,187	—	12,589	41,776
Residential	139,923	22,769	214,084	331,238
Commercial
Retail centers	33,807	—	4,014	37,821
Office buildings	89,952	8,791	3,180	84,341
Total projects under development	292,869	31,560	233,867	495,176
Total projects under construction and development	477,957	128,127	286,052	635,882
Land inventory	97,469	5,351	8,537	100,655
Total Real Estate	8,328,987	1,191,507	3,272,083	10,409,563
Less accumulated depreciation	(1,555,965)	(106,096)	(680,584)	(2,130,453)
Real Estate, net	6,773,022	1,085,411	2,591,499	8,279,110
Cash and equivalents	326,518	41,062	79,716	365,172
Restricted cash	266,530	30,484	125,680	361,726
Notes and accounts receivable, net	419,038	26,052	59,786	452,772
Investments in and advances to unconsolidated entities	620,466	(105,718)	(605,009)	121,175
Lease and mortgage procurement costs, net	173,104	24,061	81,617	230,660
Prepaid expenses and other deferred costs, net	112,484	12,635	14,702	114,551
Intangible assets, net	123,778	17,554	16,436	122,660
Total Assets	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,376,329	$202,112	$740,668	$1,914,885
Commercial
Retail centers	638,310	—	1,252,645	1,890,955
Office buildings	1,642,913	72,277	247,424	1,818,060
Arena	457,055	310,381	—	146,674
Total completed rental properties	4,114,607	584,770	2,240,737	5,770,574
Projects under construction
Residential	61,905	4,266	1,293	58,932
Commercial
Retail centers	—	—	—	—
Office buildings	29,422	—	23,370	52,792
Total projects under construction	91,327	4,266	24,663	111,724
Projects under development
Operating properties	—	—	—	—
Residential	32,267	—	97,467	129,734
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,267	—	97,467	129,734
Total projects under construction and development	123,594	4,266	122,130	241,458
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,238,201	589,036	2,371,447	6,020,612
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	110,108	26,866	34,557	117,799
Operating accounts payable and accrued expenses	634,541	71,262	162,154	725,433
Accrued derivative liability	102,362	—	7,755	110,117
Total Accounts payable, accrued expenses and other liabilities	847,011	98,128	204,466	953,349
Cash distributions and losses in excess of investments in unconsolidated entities	211,493	(21,775)	(211,486)	21,782
Deferred income taxes	482,474	—	—	482,474
Total Liabilities	6,479,179	665,389	2,364,427	8,178,217
Redeemable Noncontrolling Interest	183,038	183,038	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,776,793	—	—	1,776,793
Accumulated other comprehensive loss	(58,846)	—	—	(58,846)
Total Shareholders’ Equity	1,717,947	—	—	1,717,947
Noncontrolling interest	434,776	283,114	—	151,662
Total Equity	2,152,723	283,114	—	1,869,609
Total Liabilities and Equity	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended September 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$168,723	$11,925	$57,794	$214,592
Tenant recoveries	38,161	2,020	15,596	51,737
Service and management fees	9,911	75	1,797	11,633
Parking and other	17,145	803	3,564	19,906
Arena	24,637	11,120	—	13,517
Land sales	23,535	2,293	384	21,626
Subsidized Senior Housing	—	—	12,079	12,079
Military Housing	6,945	—	1,420	8,365
Total revenues	289,057	28,236	92,634	353,455
Expenses
Property operating and management	97,215	4,039	23,899	117,075
Real estate taxes	24,261	1,645	7,327	29,943
Ground rent	3,701	81	2,482	6,102
Arena operating	17,199	7,399	—	9,800
Cost of land sales	9,189	763	—	8,426
Subsidized Senior Housing operating	—	—	7,548	7,548
Military Housing operating	1,938	—	673	2,611
Corporate general and administrative	10,191	—	—	10,191
REIT conversion and reorganization costs	9,515	—	—	9,515
	173,209	13,927	41,929	201,211
Depreciation and amortization	79,966	7,710	20,357	92,613
Impairment of real estate	425,463	—	1,384	426,847
Total expenses	678,638	21,637	63,670	720,671
Operating income (loss)	(389,581)	6,599	28,964	(367,216)
Interest and other income	8,995	519	411	8,887
Net gain on disposition of full or partial interests in rental properties	1,746	—	1,009	2,755
Interest expense	(49,007)	(7,305)	(24,315)	(66,017)
Amortization of mortgage procurement costs	(1,793)	(61)	(720)	(2,452)
Loss on extinguishment of debt	(23,609)	(719)	(128)	(23,018)
Earnings (loss) before income taxes	(453,249)	(967)	5,221	(447,061)
Income tax expense (benefit)
Current	6,526	—	—	6,526
Deferred	(186,172)	—	—	(186,172)
	(179,646)	—	—	(179,646)
Earnings (loss) from unconsolidated entities, gross of tax	(29,507)	76	(5,221)	(34,804)
Net loss	(303,110)	(891)	—	(302,219)
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	891	891	—	—

Net loss attributable to Forest City Enterprises, Inc.	$(302,219)	$—	$—	$(302,219)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Nine Months Ended September 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$457,809	$34,348	$185,275	$608,736
Tenant recoveries	101,241	5,781	51,066	146,526
Service and management fees	31,394	147	5,148	36,395
Parking and other	43,644	2,019	13,865	55,490
Arena	80,497	36,322	—	44,175
Land sales	47,589	4,696	1,483	44,376
Subsidized Senior Housing	—	—	36,181	36,181
Military Housing	23,724	1,655	4,201	26,270
Total revenues	785,898	84,968	297,219	998,149
Expenses
Property operating and management	285,940	12,893	74,730	347,777
Real estate taxes	66,959	4,961	24,374	86,372
Ground rent	9,376	248	8,663	17,791
Arena operating	55,019	24,267	—	30,752
Cost of land sales	15,716	1,374	—	14,342
Subsidized Senior Housing operating	—	—	22,990	22,990
Military Housing operating	6,289	923	2,020	7,386
Corporate general and administrative	35,895	—	—	35,895
REIT conversion and reorganization costs	25,498	—	—	25,498
	500,692	44,666	132,777	588,803
Depreciation and amortization	206,782	22,856	62,553	246,479
Write-offs of abandoned development projects	5,778	—	10,191	15,969
Impairment of real estate	425,463	—	1,384	426,847
Total expenses	1,138,715	67,522	206,905	1,278,098
Operating income (loss)	(352,817)	17,446	90,314	(279,949)
Interest and other income	27,977	1,435	1,057	27,599
Net gain on disposition of full or partial interests in rental properties	1,746	—	20,293	22,039
Net gain on change in control of interests	487,684	—	—	487,684
Interest expense	(149,335)	(22,481)	(75,351)	(202,205)
Amortization of mortgage procurement costs	(5,756)	(205)	(2,308)	(7,859)
Loss on extinguishment of debt	(61,953)	(719)	(736)	(61,970)
Earnings (loss) before income taxes	(52,454)	(4,524)	33,269	(14,661)
Income tax expense (benefit)
Current	10,050	—	—	10,050
Deferred	(6,651)	—	—	(6,651)
	3,399	—	—	3,399
Earnings (loss) from unconsolidated entities, gross of tax	(1,185)	158	(33,269)	(34,612)
Net loss	(57,038)	(4,366)	—	(52,672)
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	4,366	4,366	—	—

Net loss attributable to Forest City Enterprises, Inc.	$(52,672)	$—	$—	$(52,672)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$132,536	$3,701	$69,414	$198,249
Tenant recoveries	30,082	1,945	18,374	46,511
Service and management fees	12,150	18	1,828	13,960
Parking and other	13,604	309	5,633	18,928
Arena	25,039	11,380	—	13,659
Land sales	15,123	1,512	247	13,858
Subsidized Senior Housing	—	—	11,776	11,776
Military Housing	6,209	—	1,375	7,584
Total revenues	234,743	18,865	108,647	324,525
Expenses
Property operating and management	92,347	2,758	28,657	118,246
Real estate taxes	19,691	797	9,418	28,312
Ground rent	2,411	95	2,896	5,212
Arena operating	17,105	7,693	—	9,412
Cost of land sales	2,879	266	—	2,613
Subsidized Senior Housing operating	—	—	7,517	7,517
Military Housing operating	1,958	—	778	2,736
Corporate general and administrative	13,763	—	—	13,763
	150,154	11,609	49,266	187,811
Depreciation and amortization	55,511	4,888	21,521	72,144
Write-offs of abandoned development projects and demolition costs	456	—	—	456
Impairment of real estate	966	—	—	966
Total expenses	207,087	16,497	70,787	261,377
Operating income (loss)	27,656	2,368	37,860	63,148
Interest and other income	10,096	469	97	9,724
Net gain (loss) on disposition of full or partial interests in rental properties	(146)	27	9,189	9,016
Interest expense	(59,312)	(7,605)	(25,858)	(77,565)
Amortization of mortgage procurement costs	(2,074)	(43)	(808)	(2,839)
Gain (loss) on extinguishment of debt	(49)	(37)	312	300
Earnings (loss) before income taxes	(23,829)	(4,821)	20,792	1,784
Income tax expense (benefit)
Current	3,493	—	—	3,493
Deferred	(3,858)	—	—	(3,858)
	(365)	—	—	(365)
Earnings (loss) from unconsolidated entities, gross of tax	19,346	17	(20,792)	(1,463)
Net earnings (loss)	(4,118)	(4,804)	—	686
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	4,804	4,804	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$686	$—	$—	$686

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Nine Months Ended September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$391,019	$11,091	$209,955	$4,015	$593,898
Tenant recoveries	89,146	5,234	55,530	1,377	140,819
Service and management fees	36,053	95	5,433	—	41,391
Parking and other	38,272	800	16,690	36	54,198
Arena	84,968	38,420	—	—	46,548
Land sales	50,367	4,974	2,688	1,601	49,682
Subsidized Senior Housing	—	—	35,072	—	35,072
Military Housing	24,092	1,358	4,221	—	26,955
Total revenues	713,917	61,972	329,589	7,029	988,563
Expenses
Property operating and management	283,075	6,118	83,115	2,539	362,611
Real estate taxes	59,445	2,404	27,968	(667)	84,342
Ground rent	6,465	270	10,030	—	16,225
Arena operating	55,399	24,805	—	—	30,594
Cost of land sales	17,081	1,524	990	1,142	17,689
Subsidized Senior Housing operating	—	—	22,942	—	22,942
Military Housing operating	10,216	1,311	2,301	—	11,206
Corporate general and administrative	35,383	—	—	—	35,383
	467,064	36,432	147,346	3,014	580,992
Depreciation and amortization	169,838	14,250	64,504	986	221,078
Write-offs of abandoned development projects and demolition costs	1,389	—	—	—	1,389
Impairment of real estate	130,795	—	—	—	130,795
Total expenses	769,086	50,682	211,850	4,000	934,254
Operating income (loss)	(55,169)	11,290	117,739	3,029	54,309
Interest and other income	33,974	1,501	293	—	32,766
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	(613)	27	50,075	28,042	77,477
Net gain on change in control of interests	2,759	—	—	—	2,759
Interest expense	(178,917)	(19,981)	(81,763)	(5,538)	(246,237)
Amortization of mortgage procurement costs	(5,967)	(293)	(2,397)	(41)	(8,112)
Gain (loss) on extinguishment of debt	(927)	(37)	16	(448)	(1,322)
Earnings (loss) before income taxes	(224,450)	(10,872)	83,963	25,044	(104,571)
Income tax expense (benefit)
Current	8,992	—	—	3,675	12,667
Deferred	(52,373)	—	—	8,407	(43,966)
	(43,381)	—	—	12,082	(31,299)
Earnings (loss) from unconsolidated entities, gross of tax	80,543	94	(83,963)	—	(3,514)
Earnings (loss) from continuing operations	(100,526)	(10,778)	—	12,962	(76,786)
Discontinued operations, net of tax
Operating loss from rental properties	(1,844)	(8)	—	1,836	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
	13,012	50	—	(12,962)	—
Net loss	(87,514)	(10,728)	—	—	(76,786)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	10,778	10,778	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	10,728	10,728	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(76,786)	$—	$—	$—	$(76,786)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2015
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - September 30, 2015
Completed Rental Properties
	Q3 2015	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$33.2	$1.9	$35.1	$140.4	$(1,357.9)
Specialty Retail Centers	14.4	(0.1)	14.3	57.2	(518.6)
Subtotal Retail	$47.6	$1.8	$49.4	$197.6	$(1,876.5)
Office
Life Science	$22.2	$0.9	$23.1	$92.4	$(596.9)
New York	36.4	(1.0)	35.4	141.6	(1,064.8)
Central Business District	4.7	(0.7)	4.0	16.0	(57.5)
Suburban/Other	3.6	—	3.6	14.4	(104.6)
Subtotal Office	$66.9	$(0.8)	$66.1	$264.4	$(1,823.8)
Arena	$3.7	$3.9	$7.6	$30.3	$(149.2)
Residential Real Estate
Apartments, Core Markets	$32.3	$1.6	$33.9	$135.6	$(1,362.4)
Apartments, Non-Core Markets	10.0	1.6	11.6	46.4	(364.1)
Subsidized Senior Housing	4.5	(0.4)	4.1	16.4	(138.8)
Military Housing	5.8	(1.5)	4.3	17.0	(28.5)

Subtotal	$170.8	$6.2	$177.0	$707.7	$(5,743.3)
Other	(11.0)	2.2	(8.8)	(35.0)	—
Grand Total	$159.8	$8.4	$168.2	$672.7	$(5,743.3)

Development Pipeline				Book Value (4)
Projects under construction				$421.6	$(149.5)
Projects under development				$531.0	$(180.8)
Land inventory				$77.6	$(8.6)
Other Tangible Assets
Cash and equivalents				$339.5
Restricted cash				$329.4
Notes and accounts receivable, net (5)				$471.2
Net investments and advances to unconsolidated entities				$95.5
Prepaid expenses and other deferred costs, net				$116.4
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(272.2)
Less: convertible debt				$272.2
Construction payables				$(130.7)
Operating accounts payable and accrued expenses (6)				$(760.9)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended September 30, 2015				273.4

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2015 (continued)

(1)	Q3 2015 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended September 30, 2015 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of
Property			October 27, 2015
	(in millions)
Apartments:
3700M	$0.0	$22.7	94%
Winchester Lofts (Non-Core Market)	$62.8	$62.8	82%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

b)
Annual NOI for the Arena is expected to stabilize at approximately $55 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2015 NOI to arrive at an annual stabilized NOI of $30.3 million.

In addition, we include stabilization adjustments to the Q3 2015 NOI as follows:

c)
Due to the ongoing lease up at Westchester's Ridge Hill (Regional Mall), we have included a stabilization adjustment to the Q3 2015 NOI to arrive at $33.0 million, our estimate of annualized stabilized NOI. The lease commitment percentage as of October 27, 2015 was 83%, which represents committed leases, including an anticipated agreement with Lowe’s to enter into a ground lease for the 5 acre parcel at the end of the project.

d)	Due to a temporary decline in occupancy at 88 Sidney Street (Life Science), we have included a stabilization adjustment to the Q3 2015 NOI to arrive at our estimate of stabilized NOI.

e)	Due to planned renovations at Ballston Common (Regional Mall), we have included a stabilization adjustment to the Q3 2015 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q3 2015 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $17.0 million.

h)	Other excludes straight-line rent adjustments of $4.1 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q3 2015 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of September 30, 2015 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $162.0 million of straight-line rent receivable (net of $8.9 million of allowance for doubtful accounts).

(6)	Includes $59.7 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q2 2015 vs. Q3 2015
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings, acquisitions or sales, as well as other portfolio changes. GAAP reconciliations for beginning period can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments
	Q2 2015	Property	Property	Property	Portfolio	Q3 2015
(Dollars in millions at pro-rata)	Stabilized NOI	Openings	Acquisitions	Sales	NOI Changes	Stabilized NOI
Commercial Real Estate
Retail
Regional Malls	$35.7	$—	$—	$—	$(0.6)	$35.1
Specialty Retail Centers	13.6	—	—	—	0.7	14.3
Subtotal Retail	$49.3	$—	$—	$—	$0.1	$49.4
Office
Life Science	$22.2	$—	$—	$—	$0.9	$23.1
New York	36.3	—	—	—	(0.9)	35.4
Central Business District	4.9	—	—	(1.1)	0.2	4.0
Suburban/Other	4.0	—	—	—	(0.4)	3.6
Subtotal Office	$67.4	$—	$—	$(1.1)	$(0.2)	$66.1
Arena	$7.6	$—	$—	$—	$—	$7.6
Residential Real Estate
Apartments, Core Markets	$33.7	$—	$—	$—	$0.2	$33.9
Apartments, Non-Core Markets	12.5	—	—	—	(0.9)	11.6
Subsidized Senior Housing	4.1	—	—	—	—	4.1
Military Housing	4.3	—	—	—	—	4.3

Subtotal	$178.9	$—	$—	$(1.1)	$(0.8)	$177.0
Other	(8.8)	—	—	—	—	(8.8)
Grand Total	$170.1	$—	$—	$(1.1)	$(0.8)	$168.2

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of September 30,
Retail	2015	2014
Comparable	93.2%	92.1%
Total	93.0%	91.9%
Office
Comparable	95.9%	94.3%
Total	94.9%	92.4%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Nine Months Ended September 30,
Residential	2015	2014
Comparable	95.2%	94.8%
Total	93.7%	92.2%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2014	31	115,496	$59.57	$47.42	25.6%
Q1 2015	34	169,951	$46.51	$36.92	26.0%
Q2 2015	21	48,967	$63.79	$49.62	28.6%
Q3 2015	38	174,228	$46.82	$37.55	24.7%
Total	124	508,642	$51.25	$40.66	26.0%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2014	3	23,198	$52.55	$50.48	4.1%
Q1 2015	11	40,421	$34.55	$35.41	(2.4)%
Q2 2015	7	42,562	$31.74	$29.95	6.0%
Q3 2015	3	45,814	$36.81	$33.78	9.0%
Total	24	151,995	$37.19	$35.67	4.3%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q4 2014	38	450,848	$40.31	$38.36	5.1%	5	44,432	$36.26	495,280
Q1 2015	18	75,460	$22.49	$21.40	5.1%	2	8,196	$21.94	83,656
Q2 2015	24	223,312	$33.34	$31.82	4.8%	4	4,696	$20.89	228,008
Q3 2015	12	168,622	$69.08	$68.50	0.8%	2	5,582	$17.18	174,204
Total	92	918,242	$42.55	$40.87	4.1%	13	62,906	$31.55	981,148

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended September 30,			Three Months Ended September 30,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	8,170	$1,911	$1,850	3.3%	95.7%	95.8%	(0.1)%
Non-Core Markets	7,401	$907	$879	3.2%	93.6%	94.4%	(0.8)%
Total Comparable Apartments	15,571	$1,434	$1,388	3.3%	95.1%	95.4%	(0.3)%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Nine Months Ended September 30,			Nine Months Ended September 30,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	7,967	$1,899	$1,845	2.9%	95.6%	95.5%	0.1%
Non-Core Markets	7,401	$893	$871	2.5%	94.1%	93.2%	0.9%
Total Comparable Apartments	15,368	$1,415	$1,376	2.8%	95.2%	94.8%	0.4%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	September 30,	June 30,		September 30,	June 30,
Communities (1)	at Pro-Rata % (3)	2015	2015	% Change	2015	2015	% Change
Core Markets	8,586	$1,907	$1,879	1.5%	95.5%	95.7%	(0.2)%
Non-Core Markets	8,549	$928	$912	1.8%	93.9%	95.0%	(1.1)%
Total Comparable Apartments	17,135	$1,419	$1,396	1.6%	95.0%	95.5%	(0.5)%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended September 30, 2015, 17.4% of leasable units in core markets and 4.2% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

	Three Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2015
Retail	4.9%	5.1%
Office	4.5%	4.0%
Apartments	2.2%	4.5%
Total	3.9%	4.5%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	11 Months Ended	Year Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014		December 31, 2014	December 31, 2013	January 31, 2013
Retail	4.9%	4.4%	6.4%	10.5%	6.5%	Retail	2.6%	3.6%	2.1%
Office	4.5%	2.4%	4.4%	9.2%	4.7%	Office	6.6%	(6.4)%	2.1%
Apartments	2.2%	5.2%	5.5%	2.8%	3.4%	Apartments	4.3%	4.7%	7.3%
Total	3.9%	3.8%	5.3%	7.7%	4.8%	Total	4.8%	(0.2)%	3.2%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended September 30, 2015			Three Months Ended September 30, 2014			% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$77,191	$—	$77,191	$74,825	$—	$74,825	3.2%	3.2%
Adjusted operating expenses	34,144	—	34,144	33,781	—	33,781	1.1%	1.1%
Comparable NOI	43,047	—	43,047	41,044	—	41,044	4.9%	4.9%
Non-Comparable NOI	4,557	—	4,557	3,837	(34)	3,871
Total	47,604	—	47,604	44,881	(34)	44,915
Office Buildings
Comparable
Adjusted revenues	105,682	4,928	100,754	101,924	4,680	97,244	3.7%	3.6%
Adjusted operating expenses	44,932	2,412	42,520	43,901	2,409	41,492	2.3%	2.5%
Comparable NOI	60,750	2,516	58,234	58,023	2,271	55,752	4.7%	4.5%
Non-Comparable NOI	8,810	148	8,662	1,656	78	1,578
Total	69,560	2,664	66,896	59,679	2,349	57,330
Apartments
Comparable
Adjusted revenues	73,897	4,473	69,424	71,748	4,198	67,550	3.0%	2.8%
Adjusted operating expenses	31,764	1,558	30,206	30,703	1,533	29,170	3.5%	3.6%
Comparable NOI	42,133	2,915	39,218	41,045	2,665	38,380	2.7%	2.2%
Non-Comparable NOI	6,980	3,900	3,080	(1,995)	(2,310)	315
Total	49,113	6,815	42,298	39,050	355	38,695
Arena	7,352	3,664	3,688	8,933	4,346	4,587
Subsidized Senior Housing	4,531	—	4,531	4,259	—	4,259
Military Housing	5,754	—	5,754	4,848	—	4,848
Straight-line rent adjustments	4,300	189	4,111	(1,430)	(651)	(779)
Participation payments	(11)	—	(11)	—	—	—
Other (2)	(15,569)	(510)	(15,059)	(13,735)	(320)	(13,415)
Total NOI
Comparable
Adjusted revenues	256,770	9,401	247,369	248,497	8,878	239,619	3.3%	3.2%
Adjusted operating expenses	110,840	3,970	106,870	108,385	3,942	104,443	2.3%	2.3%
Comparable NOI	145,930	5,431	140,499	140,112	4,936	135,176	4.2%	3.9%
Non-Comparable NOI	26,704	7,391	19,313	6,373	1,109	5,264
Grand Total	$172,634	$12,822	$159,812	$146,485	$6,045	$140,440

(1)	Includes the Company's pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$228,541	$—	$228,541	$221,729	$—	$—	$221,729	3.1%	3.1%
Adjusted operating expenses	103,168	—	103,168	102,440	—	—	102,440	0.7%	0.7%
Comparable NOI	125,373	—	125,373	119,289	—	—	119,289	5.1%	5.1%
Non-Comparable NOI	11,389	—	11,389	10,228	(34)	3,678	13,940
Total	136,762	—	136,762	129,517	(34)	3,678	133,229
Office Buildings
Comparable
Adjusted revenues	312,031	14,517	297,514	300,213	13,656	—	286,557	3.9%	3.8%
Adjusted operating expenses	133,801	7,197	126,604	129,107	6,868	—	122,239	3.6%	3.6%
Comparable NOI	178,230	7,320	170,910	171,106	6,788	—	164,318	4.2%	4.0%
Non-Comparable NOI	12,634	406	12,228	4,197	211	(43)	3,943
Total	190,864	7,726	183,138	175,303	6,999	(43)	168,261
Apartments
Comparable
Adjusted revenues	215,724	13,066	202,658	208,102	12,154	—	195,948	3.7%	3.4%
Adjusted operating expenses	92,268	4,754	87,514	90,432	4,681	—	85,751	2.0%	2.1%
Comparable NOI	123,456	8,312	115,144	117,670	7,473	—	110,197	4.9%	4.5%
Non-Comparable NOI	17,852	10,288	7,564	1,731	(5,528)	—	7,259
Total	141,308	18,600	122,708	119,401	1,945	—	117,456
Arena	25,336	11,961	13,375	29,448	13,535	—	15,913
Subsidized Senior Housing	13,191	—	13,191	12,130	—	—	12,130
Military Housing	19,616	732	18,884	15,796	47	—	15,749
Straight-line rent adjustments	4,709	238	4,471	2,834	159	(79)	2,596
Participation payments	(11)	—	(11)	(1,469)	—	—	(1,469)
Other (2)	(50,780)	(2,029)	(48,751)	(50,240)	(342)	—	(49,898)
Total NOI
Comparable
Adjusted revenues	756,296	27,583	728,713	730,044	25,810	—	704,234	3.6%	3.5%
Adjusted operating expenses	329,237	11,951	317,286	321,979	11,549	—	310,430	2.3%	2.2%
Comparable NOI	427,059	15,632	411,427	408,065	14,261	—	393,804	4.7%	4.5%
Non-Comparable NOI	53,936	21,596	32,340	24,655	8,048	3,556	20,163
Grand Total	$480,995	$37,228	$443,767	$432,720	$22,309	$3,556	$413,967

(1)	Includes the Company's pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014

NOI by Product Type	$474,683	NOI by Product Type	$446,825
Arena	13,375	Arena	15,913
Straight-line rent adjustments	4,471	Straight-line rent adjustments	2,596
Participation payments	(11)	Participation payments	(1,469)
Other (2)	(48,751)	Other (2)	(49,898)
Grand Total NOI	$443,767	Grand Total NOI	$413,967

(1)	Includes limited-distribution subsidized senior housing.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014

NOI by Market	$455,799	NOI by Market	$431,076
Arena	13,375	Arena	15,913
Military Housing	18,884	Military Housing	15,749
Straight-line rent adjustments	4,471	Straight-line rent adjustments	2,596
Participation payments	(11)	Participation payments	(1,469)
Other (3)	(48,751)	Other (3)	(49,898)
Grand Total NOI	$443,767	Grand Total NOI	$413,967

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$289,057	$28,236	$92,634	$353,455	$234,743	$18,865	$108,647	$—	$324,525
Revenues of unconsolidated entities	92,634	—	(92,634)	—	108,647	—	(108,647)	—	—
Exclude land sales	(23,535)	(2,293)	(384)	(21,626)	(15,123)	(1,512)	(247)	—	(13,858)
Exclude land sales of unconsolidated entities	(384)	—	384	—	(247)	—	247	—	—
Exclude Land Development Group revenues	(2,087)	(205)	(50)	(1,932)	(1,933)	(190)	(80)	—	(1,823)
Exclude Land Development Group revenues of unconsolidated entities	(50)	—	50	—	(80)	—	80	—	—
Adjusted revenues	355,635	25,738	—	329,897	326,007	17,163	—	—	308,844
Operating expenses	173,209	13,927	41,929	201,211	150,154	11,609	49,266	—	187,811
Operating expenses of unconsolidated entities	41,929	—	(41,929)	—	49,266	—	(49,266)	—	—
Exclude cost of land sales	(9,189)	(763)	—	(8,426)	(2,879)	(266)	—	—	(2,613)
Exclude Land Development Group operating expenses	(2,770)	(248)	(472)	(2,994)	(2,479)	(225)	(777)	—	(3,031)
Exclude Land Development Group operating expenses of unconsolidated entities	(472)	—	472	—	(777)	—	777	—	—
Exclude corporate general and administrative expenses	(10,191)	—	—	(10,191)	(13,763)	—	—	—	(13,763)
Exclude REIT conversion and reorganization costs	(9,515)	—	—	(9,515)	—	—	—	—	—
Adjusted operating expenses	183,001	12,916	—	170,085	179,522	11,118	—	—	168,404
Net operating income	$172,634	$12,822	$—	$159,812	$146,485	$6,045	$—	$—	$140,440
Revenues of unconsolidated entities	(92,634)	—	92,634	—	(108,647)	—	108,647	—	—
Operating expenses of unconsolidated entities	41,929	—	(41,929)	—	49,266	—	(49,266)	—	—
Land sales	23,535	2,293	384	21,626	15,123	1,512	247	—	13,858
Land sales of unconsolidated entities	384	—	(384)	—	247	—	(247)	—	—
Cost of land sales	(9,189)	(763)	—	(8,426)	(2,879)	(266)	—	—	(2,613)
Land Development Group revenues	2,087	205	50	1,932	1,933	190	80	—	1,823
Land Development Group revenues of unconsolidated entities	50	—	(50)	—	80	—	(80)	—	—
Land Development Group operating expenses	(2,770)	(248)	(472)	(2,994)	(2,479)	(225)	(777)	—	(3,031)
Land Development Group operating expenses of unconsolidated entities	(472)	—	472	—	(777)	—	777	—	—
Corporate general and administrative expenses	(10,191)	—	—	(10,191)	(13,763)	—	—	—	(13,763)
REIT conversion and reorganization costs	(9,515)	—	—	(9,515)	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(456)	—	—	—	(456)
Interest and other income	8,995	519	411	8,887	10,096	469	97	—	9,724
Interest expense	(49,007)	(7,305)	(24,315)	(66,017)	(59,312)	(7,605)	(25,858)	—	(77,565)
Gain (loss) on extinguishment of debt	(23,609)	(719)	(128)	(23,018)	(49)	(37)	312	—	300
Net gain (loss) on disposition of full or partial interests in rental properties	1,746	—	1,009	2,755	(146)	27	9,189	—	9,016
Impairment of real estate	(425,463)	—	(1,384)	(426,847)	(966)	—	—	—	(966)
Depreciation and amortization	(79,966)	(7,710)	(20,357)	(92,613)	(55,511)	(4,888)	(21,521)	—	(72,144)
Amortization of mortgage procurement costs	(1,793)	(61)	(720)	(2,452)	(2,074)	(43)	(808)	—	(2,839)
Earnings (loss) before income taxes	$(453,249)	$(967)	$5,221	$(447,061)	$(23,829)	$(4,821)	$20,792	$—	$1,784

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)
	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$785,898	$84,968	$297,219	$998,149	$713,917	$61,972	$329,589	$7,029	$988,563
Revenues of unconsolidated entities	297,219	—	(297,219)	—	329,589	—	(329,589)	—	—
Exclude land sales	(47,589)	(4,696)	(1,483)	(44,376)	(50,367)	(4,974)	(2,688)	(1,601)	(49,682)
Exclude land sales of unconsolidated entities	(1,483)	—	1,483	—	(2,688)	—	2,688	—	—
Exclude Land Development Group revenues	(5,342)	(520)	(503)	(5,325)	(5,585)	(537)	(674)	—	(5,722)
Exclude Land Development Group revenues of unconsolidated entities	(503)	—	503	—	(674)	—	674	—	—
Adjusted revenues	1,028,200	79,752	—	948,448	984,192	56,461	—	5,428	933,159
Operating expenses	500,692	44,666	132,777	588,803	467,064	36,432	147,346	3,014	580,992
Operating expenses of unconsolidated entities	132,777	—	(132,777)	—	147,346	—	(147,346)	—	—
Exclude cost of land sales	(15,716)	(1,374)	—	(14,342)	(17,081)	(1,524)	(990)	(1,142)	(17,689)
Exclude cost of land sales of unconsolidated entities	—	—	—	—	(990)	—	990	—	—
Exclude Land Development Group operating expenses	(7,608)	(768)	(1,547)	(8,387)	(7,486)	(756)	(1,998)	—	(8,728)
Exclude Land Development Group operating expenses of unconsolidated entities	(1,547)	—	1,547	—	(1,998)	—	1,998	—	—
Exclude corporate general and administrative expenses	(35,895)	—	—	(35,895)	(35,383)	—	—	—	(35,383)
Exclude REIT conversion and reorganization costs	(25,498)	—	—	(25,498)	—	—	—	—	—
Adjusted operating expenses	547,205	42,524	—	504,681	551,472	34,152	—	1,872	519,192
Net operating income	$480,995	$37,228	$—	$443,767	$432,720	$22,309	$—	$3,556	$413,967
Revenues of unconsolidated entities	(297,219)	—	297,219	—	(329,589)	—	329,589	—	—
Operating expenses of unconsolidated entities	132,777	—	(132,777)	—	147,346	—	(147,346)	—	—
Land sales	47,589	4,696	1,483	44,376	50,367	4,974	2,688	1,601	49,682
Land sales of unconsolidated entities	1,483	—	(1,483)	—	2,688	—	(2,688)	—	—
Cost of land sales	(15,716)	(1,374)	—	(14,342)	(17,081)	(1,524)	(990)	(1,142)	(17,689)
Cost of land sales of unconsolidated entities	—	—	—	—	(990)	—	990	—	—
Land Development Group revenues	5,342	520	503	5,325	5,585	537	674	—	5,722
Land Development Group revenues of unconsolidated entities	503	—	(503)	—	674	—	(674)	—	—
Land Development Group operating expenses	(7,608)	(768)	(1,547)	(8,387)	(7,486)	(756)	(1,998)	—	(8,728)
Land Development Group operating expenses of unconsolidated entities	(1,547)	—	1,547	—	(1,998)	—	1,998	—	—
Corporate general and administrative expenses	(35,895)	—	—	(35,895)	(35,383)	—	—	—	(35,383)
REIT conversion and reorganization costs	(25,498)	—	—	(25,498)	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	(5,778)	—	(10,191)	(15,969)	(1,389)	—	—	—	(1,389)
Interest and other income	27,977	1,435	1,057	27,599	33,974	1,501	293	—	32,766
Interest expense	(149,335)	(22,481)	(75,351)	(202,205)	(178,917)	(19,981)	(81,763)	(5,538)	(246,237)
Gain (loss) on extinguishment of debt	(61,953)	(719)	(736)	(61,970)	(927)	(37)	16	(448)	(1,322)
Net loss on disposition of partial interest in development project	—	—	—	—	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	1,746	—	20,293	22,039	(613)	27	50,075	28,042	77,477
Net gain on change in control of interests	487,684	—	—	487,684	2,759	—	—	—	2,759
Impairment of real estate	(425,463)	—	(1,384)	(426,847)	(130,795)	—	—	—	(130,795)
Depreciation and amortization	(206,782)	(22,856)	(62,553)	(246,479)	(169,838)	(14,250)	(64,504)	(986)	(221,078)
Amortization of mortgage procurement costs	(5,756)	(205)	(2,308)	(7,859)	(5,967)	(293)	(2,397)	(41)	(8,112)
Earnings (loss) before income taxes	$(52,454)	$(4,524)	$33,269	$(14,661)	$(224,450)	$(10,872)	$83,963	$25,044	$(104,571)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results - Quarterly Comparison
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended September 30, 2015 compared with the three months ended September 30, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended September 30, 2014	$192,294	$102,891	$13,659	$15,681	$324,525
Increase (decrease) due to:
Comparable portfolio	5,074	2,261	—	—	7,335
Non-comparable properties (1)	(91)	6,179	(142)	—	5,946
Properties in which partners' interest recently acquired	18,446	1,681	—	—	20,127
Recently disposed properties	(3,018)	(5,441)	—	—	(8,459)
Properties in which partial interest was recently disposed	—	(3,414)	—	—	(3,414)
Land sales	—	611	—	7,157	7,768
Military housing	—	781	—	—	781
Subsidized senior housing	—	303	—	—	303
Other	(1,377)	(189)	—	109	(1,457)
Revenues for the three months ended September 30, 2015	$211,328	$105,663	$13,517	$22,947	$353,455

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended September 30, 2014	$13,763	$94,885	$64,107	$9,412	$5,644	$187,811
Increase (decrease) due to:
Comparable portfolio	—	764	1,598	—	—	2,362
Non-comparable properties (1)	—	186	374	388	—	948
Properties in which partners' interest recently acquired	—	4,516	752	—	—	5,268
Recently disposed properties	—	(1,299)	(3,696)	—	—	(4,995)
Properties in which partial interest was recently disposed	—	—	(1,430)	—	—	(1,430)
Land cost of sales	—	—	89	—	5,724	5,813
Military housing	—	—	(125)	—	—	(125)
Subsidized senior housing	—	—	31	—	—	31
REIT conversion and reorganization costs	9,515	—	—	—	—	9,515
Development, management, corporate and other expenses	(3,572)	28	(405)	—	(38)	(3,987)
Operating expenses for the three months ended September 30, 2015	$19,706	$99,080	$61,295	$9,800	$11,330	$201,211

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended September 30, 2014	$9,581	$50,217	$13,120	$4,819	$(172)	$77,565
Increase (decrease) due to:
Comparable portfolio	—	(4,711)	240	—	—	(4,471)
Non-comparable properties (1)	—	(26)	974	(460)	—	488
Properties in which partners' interest recently acquired	—	1,217	161	—	—	1,378
Recently disposed properties	—	(1,174)	(788)	—	—	(1,962)
Properties in which partial interest was recently disposed	—	—	(2,153)	—	—	(2,153)
Capitalized interest	—	(1,476)	(2,298)	—	69	(3,705)
Mark-to-market adjustments on non-designated swaps	224	9	909	—	27	1,169
Corporate borrowings	(5,083)	—	—	—	—	(5,083)
Other	—	90	2,822	—	(121)	2,791
Interest expense for the three months ended September 30, 2015	$4,722	$44,146	$12,987	$4,359	$(197)	$66,017

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Three Months Ended September 30, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property recently stabilized or in lease-up:
The Yards - Lumbershed	Q3-13	$83	$121	$—
Non-comparable property:
Ballston Common		(174)	65	(26)
Total Commercial		$(91)	$186	$(26)
Residential:
Properties recently stabilized or in lease-up:
1111 Stratford	Q3-13/Q1-14	$132	$(293)	$(112)
2175 Market Street	Q4-14	222	(38)	56
3700M	Q3-14	695	271	92
Aster Conservatory Green	Q3-13/14	529	64	177
Radian	Q2-14	1,051	(2)	54
The Yards - Twelve12	Q2-14	1,941	273	230
Winchester Lofts	Q4-14	446	144	327
Non-comparable properties:
Heritage		564	(197)	(135)
500 Sterling Place		599	152	285
Total Residential		$6,179	$374	$974
Commercial Group - Quarterly Comparison
The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to Boulevard Mall (Q4-2014), a regional mall located in Amherst, New York and the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015), Harlem Office (Q3-2014) and Ballston Common Office Center (Q1-2015).
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group - Quarterly Comparison
The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year. The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities - Quarterly Comparison
The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock during 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results - Year-to-Date Comparison
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the nine months ended September 30, 2015 compared with the nine months ended September 30, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the nine months ended September 30, 2014	$582,741	$307,187	$46,548	$52,087	$988,563
Increase (decrease) due to:
Comparable portfolio	15,196	6,496	—	—	21,692
Non-comparable properties (1)	(69)	18,391	(2,373)	—	15,949
Properties in which partners' interest recently acquired	22,653	3,456	—	—	26,109
Recently disposed properties	(16,777)	(15,693)	—	—	(32,470)
Properties in which partial interest was recently disposed	—	(9,895)	—	—	(9,895)
Land sales	(3,184)	476	—	(2,598)	(5,306)
Military housing	—	(685)	—	—	(685)
Subsidized senior housing	—	1,109	—	—	1,109
Other	(5,015)	(1,503)	—	(399)	(6,917)
Revenues for the nine months ended September 30, 2015	$595,545	$309,339	$44,175	$49,090	$998,149

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the nine months ended September 30, 2014	$35,383	$304,960	$186,028	$30,594	$24,027	$580,992
Increase (decrease) due to:
Comparable portfolio	—	3,410	2,644	—	—	6,054
Non-comparable properties (1)	—	(276)	4,928	158	—	4,810
Properties in which partners' interest recently acquired	—	5,433	1,389	—	—	6,822
Recently disposed properties	—	(7,935)	(9,971)	—	—	(17,906)
Properties in which partial interest was recently disposed	—	—	(4,341)	—	—	(4,341)
Land cost of sales	—	(2,370)	68	—	(1,045)	(3,347)
Military housing	—	—	(3,820)	—	—	(3,820)
Subsidized senior housing	—	—	48	—	—	48
REIT conversion and reorganization costs	25,498	—	—	—	—	25,498
Development, management, corporate and other expenses	512	(10,998)	4,822	—	(343)	(6,007)
Operating expenses for the nine months ended September 30, 2015	$61,393	$292,224	$181,795	$30,752	$22,639	$588,803

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the nine months ended September 30, 2014	$28,418	$160,976	$42,830	$14,275	$(262)	$246,237
Increase (decrease) due to:
Comparable portfolio	—	(9,981)	(847)	—	—	(10,828)
Non-comparable properties (1)	—	140	4,893	(331)	—	4,702
Properties in which partners' interest recently acquired	—	1,693	135	—	—	1,828
Recently disposed properties	—	(9,319)	(2,483)	—	—	(11,802)
Properties in which partial interest was recently disposed	—	—	(6,351)	—	—	(6,351)
Capitalized interest	—	(5,164)	(6,854)	—	247	(11,771)
Mark-to-market adjustments on non-designated swaps	180	(73)	(3,309)	—	(635)	(3,837)
Corporate borrowings	(9,694)	—	—	—	—	(9,694)
Other	—	388	3,436	—	(103)	3,721
Interest expense for the nine months ended September 30, 2015	$18,904	$138,660	$31,450	$13,944	$(753)	$202,205

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)
The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up or recently stabilized but not comparable and other non-comparable properties:

		Nine Months Ended September 30, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property recently stabilized or in lease-up:
The Yards - Lumbershed	Q3-13	$146	$125	$39
Non-comparable property:
Ballston Common		(215)	(401)	101
Total Commercial		$(69)	$(276)	$140
Residential:
Properties recently stabilized or in lease-up:
1111 Stratford	Q3-13/Q1-14	$899	$(422)	$(112)
2175 Market Street	Q4-14	542	53	121
3700M	Q3-14	1,302	722	357
Aster Conservatory Green	Q3-13/14	2,322	370	747
Radian	Q2-14	2,652	503	842
The Yards - Twelve12	Q2-14	5,671	1,861	1,274
Winchester Lofts	Q4-14	695	736	1,126
Non-comparable properties:
Heritage		2,514	228	(274)
500 Sterling Place		1,794	877	812
Total Residential		$18,391	$4,928	$4,893
Commercial Group - Year-to-Date Comparison
The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to Boulevard Mall (Q4-2014), a regional mall located in Amherst, New York and the seven life science office properties and two parking facilities at University Park at MIT (Q2-2015) upon the acquisition of our partner’s equity interests in those properties. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center (Q2-2015), Harlem Office (Q3-2014) and Ballston Common Office Center (Q1-2015).
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group - Year-to-Date Comparison
The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year. The decrease in interest expense related to capitalized interest is due to the increased number of projects under construction and development as we increased our construction pipeline.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities - Year-to-Date Comparison
The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock during 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. - Quarterly Comparison
Net loss attributable to Forest City Enterprises, Inc. for the three months ended September 30, 2015 was $(302,219,000) versus net earnings of $686,000 for the three months ended September 30, 2014. Although we have substantial recurring revenue sources, significant transactions often create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(6,161,000)

•	$(6,261,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2015 compared to 2014;

•	$1,433,000 related to increased Land Development Group sales in 2015 compared with 2014, primarily at our Stapleton project; and

•	$(1,333,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2015 and 2014.
Financing Transactions - $(15,699,000)

•
$(23,318,000) related to increased losses on extinguishment of debt compared with 2014 primarily due to the July 2015 separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020;

•
$5,083,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 during February, March and July 2015;

•
$3,705,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline; and

•	$(1,169,000) related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $(446,350,000)

•	$(425,881,000) related to increased impairment of real estate in 2015 compared to 2014 primarily driven by the impairment recorded at Westchester's Ridge Hill in the amount of $372,587,000; and

•
$(20,469,000) related to an increase in depreciation and amortization expense in 2015 compared with 2014 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015, and one apartment community and one regional mall in Q4 2014. These increases were partially offset by the disposition of full or partial interests in several properties during 2015 and 2014.

Operations - $(18,750,000)

•	$(35,895,000) related to an increase in our equity in loss of the Nets in 2015 compared to 2014;

•	$13,481,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$(9,515,000) related to REIT conversion and reorganization costs incurred in 2015;

•	$9,444,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014; and

•	$3,735,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at September 30, 2015.
Income Taxes

•
$179,281,000 due to increased income tax benefit attributable to continuing operations primarily related to the fluctuations in pre-tax earnings. These fluctuations are primarily due to the various transactions discussed herein.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. - Year-to-Date Comparison
Net loss attributable to Forest City Enterprises, Inc. for the nine months ended September 30, 2015 was $(52,672,000) versus $(76,786,000) for the nine months ended September 30, 2014. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(42,745,000)

•	$(55,438,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2015 compared to 2014;

•	$16,211,000 related to the net loss on partial disposition of our interest in Pacific Park Brooklyn, related to the formation of a new joint venture with Greenland in 2014;

•	$(1,965,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2015 and 2014; and

•	$(1,553,000) related to decreased Land Development Group sales in 2015 compared with 2014, primarily at our Stapleton project.
Financing Transactions - $(35,346,000)

•
$(60,648,000) related to increased losses on extinguishment of debt compared with 2014 primarily due to the February, March and July 2015 separate, privately negotiated exchange transactions involving a portion of our Senior Notes due 2016, 2018 and 2020;

•
$11,771,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline;

•
$9,694,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain of our Senior Notes due 2016, 2018 and 2020 in February, March and July 2015; and

•	$3,837,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $148,892,000

•
$484,925,000 related to increased gains on change in control of interest in 2015 compared with 2014 activity primarily from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% equity ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing) offset by 2014 activity;

•	$(296,052,000) related to increased impairment of real estate in 2015 compared to 2014 primarily driven by the impairment recorded at Westchester's Ridge Hill in the amount of $372,587,000;

•
$(25,401,000) related to an increase in depreciation and amortization expense in 2015 compared with 2014 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner’s interest in the MIT Assets and three operating apartment communities in Q2 2015, and one apartment community and one regional mall in Q4 2014. These increases were partially offset by the disposition of full or partial interests in several properties during 2015 and 2014; and

•	$(14,580,000) related to increased write-offs of abandoned development projects, including $(10,191,000) related to unconsolidated entities, in 2015 compared to 2014.
Operations - $(14,931,000)

•	$(36,074,000) related to an increase in our equity in loss of the Nets in 2015 compared to 2014;

•	$26,466,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014;

•	$(25,498,000) related to REIT conversion and reorganization costs incurred in 2015;

•	$17,459,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$5,887,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at September 30, 2015;

•
$(5,167,000) in interest and other income primarily related to income recognized for a legal settlement at Heritage in 2014, which did not recur in 2015, and decreases in the income recognition on the allocation of state and federal historic preservation, low income housing and new market tax credits in 2015 compared with 2014;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•	$3,135,000 related to a combined fluctuation in revenues and operating expenses in our Military Housing business unit in 2015 compared with 2014;

•	$(2,200,000) related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2015 compared with 2014; and

•	$1,061,000 related to a combined fluctuation in revenues and operating expenses in our Subsidized Senior Housing business unit in 2015 compared with 2014.
Income Taxes

•
$(34,698,000) due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Nine Months Ended September 30, 2015		Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$20,016	$28,569	$12,211	$31,167
Residential Group	9,941	17,078	10,191	20,160
Arena	6,777	2,305	1,582	538
Other	22	22	51	51
Total operating properties	36,756	47,974	24,035	51,916

Tenant improvements
Commercial Group	34,055	39,347	10,520	17,562

Total capital expenditures	$70,811	$87,321	$34,555	$69,478

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(302,219)	$686	$(52,672)	$(76,786)
Depreciation and Amortization—Real Estate Groups (1)	91,490	70,927	242,984	217,594
Gain on disposition of full or partial interests in rental properties	(2,755)	(9,016)	(22,039)	(77,477)
Impairment of depreciable rental properties	409,156	—	409,156	129,059
Income tax expense (benefit) adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	1,088	3,310	8,549	32,028
Impairment of depreciable rental properties	(158,805)	—	(158,805)	(50,053)
FFO attributable to Forest City Enterprises, Inc.	$37,955	$65,907	$427,173	$174,365

FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Enterprises, Inc.	$37,955	$65,907	$427,173	$174,365
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	24	382	407	1,147
4.250% Notes due 2018	1,112	2,277	4,641	6,830
3.625% Notes due 2020	712	1,664	3,108	4,993
FFO for per share data	$39,803	$70,230	$435,329	$187,335
Denominator:
Weighted average shares outstanding—Basic	255,417,396	198,893,584	230,778,223	198,328,900
Effect of stock options, restricted stock and performance shares	1,748,909	1,758,916	2,559,270	1,741,929
Effect of convertible debt	13,416,727	32,138,215	19,910,541	32,138,215
Effect of convertible Class A Common Units	2,793,642	2,973,190	2,912,683	3,358,084
Weighted average shares outstanding - Diluted	273,376,674	235,763,905	256,160,717	235,567,128
FFO Per Share	$0.15	$0.30	$1.70	$0.80

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Full Consolidation	$79,966	$55,511	$206,782	$169,838
Non-Real Estate	(1,123)	(1,217)	(3,495)	(3,484)
Real Estate Groups Full Consolidation	78,843	54,294	203,287	166,354
Real Estate Groups related to noncontrolling interest	(7,710)	(4,888)	(22,856)	(14,250)
Real Estate Groups Unconsolidated	20,357	21,521	62,553	64,504
Real Estate Groups Discontinued Operations	—	—	—	986
Real Estate Groups at our proportional share	$91,490	$70,927	$242,984	$217,594

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$1,088	$(6,922)	$1,730	$(13,504)
Deferred taxes	(23,017)	3,247	151,925	230
Total income tax expense (benefit) on FFO	(21,929)	(3,675)	153,655	(13,274)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$5,438	$10,415	$8,320	$26,171
Deferred taxes	(4,350)	(7,105)	229	5,857
Disposition of full or partial interests in rental properties	1,088	3,310	8,549	32,028

Impairment of depreciable rental properties
Deferred taxes	$(158,805)	$—	$(158,805)	$(50,053)
Total income tax expense (benefit) on non-FFO	(157,717)	3,310	(150,256)	(18,025)
Grand Total	$(179,646)	$(365)	$3,399	$(31,299)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Enterprises, Inc.	$37,955	$65,907		$427,173	$174,365
Impairment of non-depreciable real estate	17,691	966		17,691	1,736
Write-offs of abandoned development projects and demolition costs	—	456		15,969	1,389
Tax credit income	(3,308)	(3,515)		(10,520)	(12,942)
(Gain) loss on extinguishment of debt	23,018	(300)		61,970	1,322
Change in fair market value of nondesignated hedges	1,033	55		(4,059)	3,046
Net gain on change in control of interests	—	—		(487,684)	(2,759)
Straight-line rent adjustments	(4,111)	779		(4,471)	(2,596)
Participation payments	11	—		11	1,469
Net loss on disposition of partial interest in development project	—	—		—	16,211
REIT conversion and reorganization costs	9,515	—		25,498	—
Nets pre-tax FFO	36,842	947		38,435	2,361
Income tax expense (benefit) on FFO	(21,929)	(3,675)		153,655	(13,274)
Operating FFO attributable to Forest City Enterprises, Inc.	$96,717	$61,620	57.0%	$233,668	$170,328	37.2%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Enterprises, Inc.	$96,717	$61,620		$233,668	$170,328
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	39	625		665	1,875
4.250% Notes due 2018	1,816	3,719		7,581	11,156
3.625% Notes due 2020	1,164	2,719		5,078	8,156
Operating FFO for per share data	$99,736	$68,683		$246,992	$191,515

Denominator:
Weighted average shares outstanding - Diluted	273,376,674	235,763,905		256,160,717	235,567,128
Operating FFO Per Share	$0.36	$0.29		$0.96	$0.81

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$62,882	$45,582	$156,994	$114,691
Residential Group	33,707	27,236	94,697	82,919
Arena	(687)	(249)	(619)	1,508
Land Group	16,322	13,081	39,300	37,012
Corporate Group	(15,507)	(24,030)	(56,704)	(65,802)
Operating FFO	$96,717	$61,620	$233,668	$170,328

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA - Pro-Rata Consolidation

Three Months Ended September 30,	Nine Months Ended September 30,
2015	2014	2015	2014
(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(302,219)	$686	$(52,672)	$(76,786)
Depreciation and amortization	92,613	72,144	246,479	221,078
Interest expense	66,017	77,565	202,205	246,237
Amortization of mortgage procurement costs	2,452	2,839	7,859	8,112
Income tax expense (benefit)	(179,646)	(365)	3,399	(31,299)
EBITDA attributable to Forest City Enterprises, Inc	$(320,783)	$152,869	$407,270	$367,342
Impairment of real estate	426,847	966	426,847	130,795
Net (gain) loss on extinguishment of debt	23,018	(300)	61,970	1,322
Net loss on disposition of partial interest in development project	—	—	—	16,211
Net gain on disposition of full or partial interests in rental properties	(2,755)	(9,016)	(22,039)	(77,477)
Net gain on change in control of interests	—	—	(487,684)	(2,759)
Nets pre-tax EBITDA	36,842	947	38,435	2,361
Adjusted EBITDA attributable to Forest City Enterprises, Inc.	$163,169	$145,466	$424,799	$437,795

As of September 30,	As of September 30,
2015	2014	2015	2014
(in thousands)
Total mortgage debt and notes payable, nonrecourse	$6,082,139	$6,045,581	$6,082,139	$6,045,581
Revolving credit facility	—	—	—	—
Convertible senior debt	272,249	700,000	272,249	700,000
Total debt	$6,354,388	$6,745,581	$6,354,388	$6,745,581
Less cash and equivalents	(339,462)	(219,980)	(339,462)	(219,980)
Net Debt	$6,014,926	$6,525,601	$6,014,926	$6,525,601

Net Debt to Adjusted EBITDA (Annualized) (1)	9.2	x	11.2	x	10.6	x	11.2	x

(1)
Due to the June 2015 acquisition of our partner's 49% equity ownership interest in the MIT Assets, the nine months ended September 30, 2015 does not include the benefit of additional annualized Adjusted EBITDA of approximately $17,500, which would have been generated by our additional ownership interests in periods prior to the acquisition date. Inclusive of this adjustment, the Net Debt to Adjusted EBITDA for the nine months ended September 30, 2015 would have been 10.3x.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended September 30, 2015 vs. Three Months Ended September 30, 2014
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
(in millions)
$61.6
10.4
9.9
5.3
5.2
3.7
1.1
1.0
(1.5)
$96.7
Three Months Ended Sept 30, 2014
New property openings and acquisitions
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
Other
Capitalized Interest
Stapleton land sales
Military Housing
Property sales
Three Months Ended Sept 30, 2015

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Nine Months Ended September 30, 2015 vs. Nine Months Ended September 30, 2014
$250.0
$230.0
$210.0
$190.0
$170.0
$150.0
(in millions)
$170.3
20.8
17.6
13.9
11.8
5.2
1.2
(1.0)
(6.1)
$233.7
Nine Months Ended Sept 30, 2014
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
New property openings and acquisitions
Capitalized Interest
Military Housing
Other
Stapleton land sales
Property sales
Nine Months Ended Sept 30, 2015

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio;

•	Driving operational excellence through all aspects of our company; and

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the Securities and Exchange Commission ("SEC") and are available on our website at www.forestcity.net.

Development ratio is calculated in accordance with our financial covenants contained in our revolving credit facility. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, nonrecourse mortgages and notes payable. Net debt to Adjusted EBITDA is defined as total debt, less cash and equivalents, divided by Adjusted EBITDA. All metrics are reflected at our pro-rata share.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the full year ended December 31, 2013, which is consistent with our calendar year-end adopted in 2013. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which was previously included in the financial results for the year ended January 31, 2013 in our supplemental package furnished with the SEC on March 27, 2013.

**
Due to the June 2015 acquisition of our partner's 49% equity ownership interest in the MIT Assets, the rolling 12-months ended September 30, 2015 does not include the benefit of additional Adjusted EBITDA of approximately $17,500,000, which would have been generated by our additional ownership interests in periods prior to the acquisition date. Inclusive of this adjustment, the Net Debt to Adjusted EBITDA for the rolling 12-months ended September 30, 2015 would have been 10.2x.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Property Opening and Projects Under Construction
September 30, 2015

						Cost at Completion (b)			Cost Incurred to Date (c)
		Anticipated	Legal				Cost at			Cost at
		Opening	Ownership		Pro-Rata	Cost	Pro-Rata		Cost	Pro-Rata	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share		at 100%	Share	Units	GLA	(d)
						(in millions)
2015 Phased Opening
Other:
Kapolei Lofts	Kapolei, HI	Q3-15/Q1-17	100%		0% (e)	$154.8	$0.0		$84.9	$7.4	499	—	14%

Projects Under Construction
Residential:
Arizona State Retirement System Joint Venture:
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%	$145.1	$37.8		$100.2	$27.8	327	19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%	104.9	26.9		51.0	15.3	237	19,000
Eliot on 4th	Washington, D.C.	Q4-16	25%		25%	143.0	38.4		36.6	11.6	365	5,000
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%	114.0	28.9		30.8	9.2	286	—
Broadway and Hill	Los Angeles, CA	Q1-17	25%		25%	139.8	35.7		49.7	16.4	391	15,000
						646.8	167.7		268.3	80.3	1,606	58,000
Greenland Joint Venture:
535 Carlton	Brooklyn, NY	Q4-16/17	30%	(f)	30%	169.6	51.4		49.5	14.9	298	—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/18	30%	(f)	30%	361.5	111.5		162.9	52.0	278	7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/18	30%	(f)	30%	202.7	61.6		40.4	12.9	303	28,000
Pacific Park - Parking (g)	Brooklyn, NY	Q3-16/18	30%	(f)	30%	99.6	29.9		21.5	6.5	—	—
						833.4	254.4		274.3	86.3	879	35,000
Aster Town Center North	Denver, CO	Q4-15	90%		90%	23.4	21.1		16.4	14.8	135	—
The Bixby (The Lofts at Capitol Quarter)	Washington, D.C.	Q1-16	25%	(f)	25%	54.0	10.9		22.8	4.6	195	—
B2 BKLYN	Brooklyn, NY	Q3-16	100%		100%	192.1	192.1		105.7	105.7	363	4,000
						$1,749.7	$646.2		$687.5	$291.7	3,178	97,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(f)	50%	$175.3	$98.8		$118.2	$64.7	—	246,000	99%
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%	60.7	60.7		28.7	28.7	—	164,000	70%
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%	164.1	164.1		29.3	29.3	—	235,000	39%
						$400.1	$323.6		$176.2	$122.7	—	645,000
Retail Expansion:
Boulevard Mall	Buffalo, NY	Q4-15	100%		100%	10.9	10.9		7.3	7.3	—	46,000	100%
Total Projects Under Construction						$2,160.7	$980.7		$871.0	$421.7

Estimated Initial Yield on Cost							5.5% - 6.0%	(h)
See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Acquisition and Expansion
September 30, 2015

					Cost at Completion (b)
		Date Acquired/	Legal		Cost	Cost at	No. of
	Location	Opened	Ownership (a)	Pro-Rata % (a)	at 100%	Pro-Rata Share	Units	GLA	Lease % (d)
					(in millions)
2015 Property Acquisition
Residential:
500 Sterling Place	Brooklyn, NY	Q1-15	100%	100%	$48.1	$48.1	77	—	92%
2015 Property Expansion Opening
Retail:
Galleria at Sunset	Henderson, NV	Q2-15	51% (f)	51%	$24.7	$13.8	—	32,000	59%

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company's pro-rata share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)
Represents total capitalized project costs incurred to date, at full consolidation and the Company's pro-rata share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of October 27, 2015.

(e)
Kapolei Lofts is a residential project currently under construction on land leased by the Company. The land lessor is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project. As of September 30, 2015, 36 of the 499 units were open.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(g)	Expected to include 950 parking spaces.

(h)
Range of estimated initial yield on cost for projects under construction is calculated using estimated pro-rata initial stabilized NOI divided by pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
September 30, 2015

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $337.2 million ($143.9 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $159.2 million ($10.8 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include B2 BKLYN, a 50% market-rate and 50% affordable rental building with 363 residential units, 535 Carlton, a 100% affordable rental building with 298 residential units, 550 Vanderbilt, a 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and a parking garage which is expected to include 950 parking spaces.

2)	The Yards - Washington, D.C.
The Yards is a 48-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,400 residential units, 1.8 million square feet of office space and approximately 400,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and Twelve12, a mixed-use property, with 218 residential units and 88,000 square feet of retail space. Arris, a mixed-use project, is currently under construction and is expected to feature 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene. Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco's eastern waterfront. The Forest City master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 400,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain two existing historic buildings as well as the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	September 30, 2015		December 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$45,375	$40,911	$51,604	$46,583
Commercial outlots	28,191	36,658	45,865	54,072
Total Land Inventory (1)	$73,566	$77,569	$97,469	$100,655

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of September 30, 2015, we own 252 gross acres, of which 103 acres are saleable. We also have an option to purchase an additional 763 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots are 13.5 acres of undeveloped land located in downtown Las Vegas, NV, which we recorded an impairment charge of $16.3 million during the three months ended September 30, 2015.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Class A Common Stock
Closing Price, end of period	$20.13	$22.10	$25.52	$21.30	$19.56
High Closing Price	$23.75	$25.73	$25.79	$21.67	$21.30
Low Closing Price	$19.46	$22.10	$21.00	$19.20	$19.17
Average Closing Price	$22.04	$23.68	$24.53	$20.79	$19.99
Total Volume	99,971,191	102,548,636	69,096,438	70,389,527	47,200,607
Average Volume	1,562,050	1,627,756	1,132,728	1,099,836	737,509
Common shares outstanding, end of period	238,844,963	231,391,181	193,501,911	179,763,952	179,695,113
Class B Common Stock
Closing Price, end of period	$20.95	$23.00	$25.50	$21.34	$19.83
High Closing Price	$23.82	$25.71	$25.75	$21.70	$21.30
Low Closing Price	$19.97	$22.50	$21.05	$19.24	$19.13
Average Closing Price	$21.92	$23.87	$24.63	$20.70	$20.03
Total Volume	139,488	64,791	37,129	59,140	121,763
Average Volume	2,180	1,028	609	924	1,903
Common shares outstanding, end of period	18,824,341	18,891,153	18,942,503	19,208,517	19,220,506
Common Equity Market Capitalization	$5,202,319,049	$5,548,241,619	$5,421,202,595	$4,238,881,931	$3,895,979,044
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at September 30, 2015, follows:

	Requirement Per Agreement	As of September 30, 2015		As of June 30, 2015		As of March 31, 2015		As of December 31, 2014
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	2.10	x	1.97	x	1.88	x	1.81	x
Debt Yield Ratio	>9.50%	12.75%		12.50%		11.88%		12.11%
Cash Flow Coverage Ratio	3.00x	11.04	x	8.62	x	7.40	x	6.91	x
Total Development Ratio	<17%	7.31%		6.39%		6.33%		5.70%
Minimum Consolidated Shareholders’ Equity, as defined	$2,925,050	$5,165,297		$5,242,324		$4,155,729		$3,848,400

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of September 30, 2015

	Year Ending December 31, 2015				Year Ending December 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$9,657	$1,315	$26,072	$34,414	$209,181	$46,400	$173,424	$336,205
Weighted average rate	5.75%	8.85%	5.73%	5.62%	7.86%	10.75%	5.72%	6.36%
Variable:
Variable-rate debt	20,921	4,096	9,123	25,948	73,866	—	2,257	76,123
Weighted average rate	2.94%	2.95%	3.68%	3.20%	2.34%	—%	3.39%	2.37%

Tax-Exempt	45,000	—	546	45,546	—	—	—	—
Weighted average rate	2.21%	—%	1.39%	2.20%	—%	—%	—%	—%
Total variable-rate debt	65,921	4,096	9,669	71,494	73,866	—	2,257	76,123
Total Nonrecourse Debt	$75,578	$5,411	$35,741	$105,908	$283,047	$46,400	$175,681	$412,328
Weighted Average Rate	2.86%	4.38%	5.14%	3.56%	6.42%	10.75%	5.69%	5.62%

	Year Ending December 31, 2017				Year Ending December 31, 2018
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$271,992	$10,954	$358,795	$619,833	$208,870	$7,123	$248,977	$450,724
Weighted average rate	5.64%	5.99%	5.73%	5.68%	4.56%	3.81%	4.99%	4.81%
Variable:
Variable-rate debt	987,961	970	62,624	1,049,615	37,039	13,296	2,502	26,245
Weighted average rate	5.78%	2.75%	1.57%	5.53%	3.01%	2.65%	3.48%	3.24%

Tax-Exempt	—	—	25,227	25,227	114,801	27,473	53,040	140,368
Weighted average rate	—%	—%	0.92%	0.92%	1.34%	2.06%	2.02%	1.45%
Total variable-rate debt	987,961	970	87,851	1,074,842	151,840	40,769	55,542	166,613
Total Nonrecourse Debt	$1,259,953	$11,924	$446,646	$1,694,675	$360,710	$47,892	$304,519	$617,337
Weighted Average Rate	5.75%	5.72%	4.87%	5.52%	3.38%	2.49%	4.46%	3.98%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of September 30, 2015

	Year Ending December 31, 2019				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$115,144	$3,885	$40,547	$151,806	$1,659,938	$363,099	$1,003,017	$2,299,856
Weighted average rate	3.98%	4.80%	5.74%	4.43%	5.32%	7.09%	4.38%	4.63%
Variable:
Variable-rate debt	239,443	53,293	106,780	292,930	53,243	—	2,891	56,134
Weighted average rate	2.17%	1.27%	4.14%	3.05%	3.09%	—%	1.17%	2.99%

Tax-Exempt	8,500	—	20,000	28,500	445,613	89,808	66,860	422,665
Weighted average rate	2.97%	—%	0.84%	1.48%	0.99%	1.02%	0.97%	0.98%
Total variable-rate debt	247,943	53,293	126,780	321,430	498,856	89,808	69,751	478,799
Total Nonrecourse Debt	$363,087	$57,178	$167,327	$473,236	$2,158,794	$452,907	$1,072,768	$2,778,655
Weighted Average Rate	2.76%	1.51%	4.13%	3.40%	4.37%	5.89%	4.16%	4.04%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,474,782	$432,776	$1,850,832	$3,892,838
Weighted average rate	5.44%	7.39%	4.90%	4.97%
Variable:
Variable-rate debt	1,412,473	71,655	186,177	1,526,995
Weighted average rate	4.77%	1.64%	3.19%	4.72%

Tax-Exempt	613,914	117,281	165,673	662,306
Weighted average rate	1.17%	1.26%	1.28%	1.19%
Total variable-rate debt	2,026,387	188,936	351,850	2,189,301
Total Nonrecourse Debt	$4,501,169	$621,712	$2,202,682	$6,082,139
Weighted Average Rate	4.65%	5.57%	4.48%	4.49%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$159,706	$5,409	$57,031	$211,328	$422,858	$15,445	$188,132	$595,545
Revenue adjustments:
Revenues of unconsolidated entities	57,031	—	(57,031)	—	188,132	—	(188,132)	—
Exclude land sales	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	216,737	5,409	—	211,328	610,990	15,445	—	595,545
Operating expenses	79,720	2,716	22,076	99,080	226,929	7,955	73,250	292,224
Operating expense adjustments:
Operating expenses of unconsolidated entities	22,076	—	(22,076)	—	73,250	—	(73,250)	—
Exclude cost of land sales	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—
Adjusted operating expenses	101,796	2,716	—	99,080	300,179	7,955	—	292,224
Net operating income	114,941	2,693	—	112,248	310,811	7,490	—	303,321
Equity in earnings (loss) of unconsolidated entities	6,325	—	(6,325)	—	21,317	—	(21,317)	—
Exclude depreciation and amortization of unconsolidated entities	13,623	—	(13,623)	—	42,094	—	(42,094)	—
Exclude gain on disposition of unconsolidated entities	(1,009)	—	1,009	—	(1,009)	—	1,009	—
Revenue adjustments (per above)	(57,031)	—	57,031	—	(188,132)	—	188,132	—
Operating expense adjustments (per above)	22,076	—	(22,076)	—	73,250	—	(73,250)	—
Write-offs of abandoned development projects	—	—	—	—	(5,104)	—	—	(5,104)
Interest and other income	1,708	—	34	1,742	5,614	10	123	5,727
Interest expense	(29,040)	(944)	(16,050)	(44,146)	(89,211)	(3,146)	(52,595)	(138,660)
Loss on extinguishment of debt	—	—	—	—	(3,114)	—	(8)	(3,122)
Impairment of non-depreciable real estate	(16,307)	—	—	(16,307)	(16,307)	—	—	(16,307)
Amortization of mortgage procurement costs	(1,669)	—	—	(1,669)	(5,389)	—	—	(5,389)
Net gain on change in control of interests	—	—	—	—	463,643	—	—	463,643
Non-Real Estate depreciation and amortization	(287)	—	—	(287)	(792)	—	—	(792)
Noncontrolling interest in FFO	(1,749)	(1,749)	—	—	(4,354)	(4,354)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$51,581	$—	$—	$51,581	$603,317	$—	$—	$603,317
Depreciation and amortization - Real Estate Groups	(60,852)	—	—	(60,852)	(152,708)	—	—	(152,708)
Net gain on disposition of full or partial interests in rental properties	1,746	—	1,009	2,755	1,746	—	1,009	2,755
Gain on disposition of unconsolidated entities	1,009	—	(1,009)	—	1,009	—	(1,009)	—
Impairment of consolidated and unconsolidated depreciable real estate	(400,733)	—	—	(400,733)	(400,733)	—	—	(400,733)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(407,249)	$—	$—	$(407,249)	$52,631	$—	$—	$52,631

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$79,703	$9,209	$35,169	$105,663	$230,223	$27,985	$107,101	$309,339
Revenue adjustments:
Revenues of unconsolidated entities	35,169	—	(35,169)	—	107,101	—	(107,101)	—
Exclude land sales	(611)	—	—	(611)	(611)	—	—	(611)
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	114,261	9,209	—	105,052	336,713	27,985	—	308,728
Operating expenses	44,715	2,801	19,381	61,295	134,117	10,302	57,980	181,795
Operating expense adjustments:
Operating expenses of unconsolidated entities	19,381	—	(19,381)	—	57,980	—	(57,980)	—
Exclude cost of land sales	(90)	—	—	(90)	(90)	—	—	(90)
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—
Adjusted operating expenses	64,006	2,801	—	61,205	192,007	10,302	—	181,705
Net operating income	50,255	6,408	—	43,847	144,706	17,683	—	127,023
Equity in earnings (loss) of unconsolidated entities	1,567	76	(299)	1,192	15,325	158	(13,135)	2,032
Exclude depreciation and amortization of unconsolidated entities	7,454	—	(7,454)	—	22,747	—	(22,747)	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	(19,284)	—	19,284	—
Revenue adjustments (per above)	(34,558)	—	35,169	611	(106,490)	—	107,101	611
Operating expense adjustments (per above)	19,291	—	(19,381)	(90)	57,890	—	(57,980)	(90)
Write-offs of abandoned development projects	—	—	—	—	(674)	—	(10,191)	(10,865)
Interest and other income	3,030	82	377	3,325	9,790	177	931	10,544
Interest expense	(6,019)	(1,316)	(8,284)	(12,987)	(12,629)	(3,714)	(22,535)	(31,450)
Loss on extinguishment of debt	(959)	(719)	(128)	(368)	(1,047)	(719)	(728)	(1,056)
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	(783)	—	—	(783)	(2,470)	—	—	(2,470)
Net gain on change in control of interests	—	—	—	—	24,041	—	—	24,041
Non-Real Estate depreciation and amortization	(171)	—	—	(171)	(490)	—	—	(490)
Noncontrolling interest in FFO	(4,531)	(4,531)	—	—	(13,585)	(13,585)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$34,576	$—	$—	$34,576	$117,830	$—	$—	$117,830
Depreciation and amortization - Real Estate Groups	(25,549)	—	—	(25,549)	(74,657)	—	—	(74,657)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	19,284	19,284
Gain on disposition of unconsolidated entities	—	—	—	—	19,284	—	(19,284)	—
Impairment of consolidated and unconsolidated depreciable real estate	(8,423)	—	—	(8,423)	(8,423)	—	—	(8,423)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$604	$—	$—	$604	$54,034	$—	$—	$54,034

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$24,637	$11,120	$—	$13,517	$80,497	$36,322	$—	$44,175
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	24,637	11,120	—	13,517	80,497	36,322	—	44,175
Operating expenses	17,199	7,399	—	9,800	55,019	24,267	—	30,752
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—
Adjusted operating expenses	17,199	7,399	—	9,800	55,019	24,267	—	30,752
Net operating income	7,438	3,721	—	3,717	25,478	12,055	—	13,423
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	—	—	—
Interest expense	(9,415)	(5,056)	—	(4,359)	(29,650)	(15,706)	—	(13,944)
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(16)	—	—	(16)	(50)	—	—	(50)
Noncontrolling interest in FFO	1,335	1,335	—	—	3,651	3,651	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$(658)	$—	$—	$(658)	$(571)	$—	$—	$(571)
Depreciation and amortization - Real Estate Groups	(5,075)	—	—	(5,075)	(15,192)	—	—	(15,192)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(5,733)	$—	$—	$(5,733)	$(15,763)	$—	$—	$(15,763)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$25,011	$2,498	$434	$22,947	$52,320	$5,216	$1,986	$49,090
Revenue adjustments:
Revenues of unconsolidated entities	434	—	(434)	—	1,986	—	(1,986)	—
Exclude land sales	(22,924)	(2,293)	(384)	(21,015)	(46,978)	(4,696)	(1,483)	(43,765)
Exclude land sales of unconsolidated entities	(384)	—	384	—	(1,483)	—	1,483	—
Exclude Land Development Group revenues	(2,087)	(205)	(50)	(1,932)	(5,342)	(520)	(503)	(5,325)
Exclude Land Development Group revenues of unconsolidated entities	(50)	—	50	—	(503)	—	503	—
Adjusted revenues	—	—	—	—	—	—	—	—
Operating expenses	11,869	1,011	472	11,330	23,234	2,142	1,547	22,639
Operating expense adjustments:
Operating expenses of unconsolidated entities	472	—	(472)	—	1,547	—	(1,547)	—
Exclude cost of land sales	(9,099)	(763)	—	(8,336)	(15,626)	(1,374)	—	(14,252)
Exclude Land Development Group operating expenses	(2,770)	(248)	(472)	(2,994)	(7,608)	(768)	(1,547)	(8,387)
Exclude Land Development Group operating expenses of unconsolidated entities	(472)	—	472	—	(1,547)	—	1,547	—
Exclude corporate general and administrative expenses	—	—	—	—	—	—	—	—
Exclude REIT conversion and reorganization costs	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(557)	—	1,403	846	608	—	1,183	1,791
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	20	—	(20)	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	25,011	2,498	434	22,947	52,320	5,216	1,986	49,090
Operating expense adjustments (per above)	(11,869)	(1,011)	(472)	(11,330)	(23,234)	(2,142)	(1,547)	(22,639)
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	4,213	437	—	3,776	12,394	1,248	3	11,149
Interest expense	189	11	19	197	1,059	85	(221)	753
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	(1,384)	(1,384)	—	—	(1,384)	(1,384)
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(11)	—	—	(11)	(79)	—	—	(79)
Noncontrolling interest in FFO	(1,935)	(1,935)	—	—	(4,407)	(4,407)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$15,041	$—	$—	$15,041	$38,681	$—	$—	$38,681
Depreciation and amortization - Real Estate Groups	(14)	—	—	(14)	(427)	—	—	(427)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$15,027	$—	$—	$15,027	$38,254	$—	$—	$38,254

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—
Revenue adjustments:
Revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude land sales	—	—	—	—	—	—	—	—
Exclude land sales of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues	—	—	—	—	—	—	—	—
Exclude Land Development Group revenues of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—
Operating expenses	19,706	—	—	19,706	61,393	—	—	61,393
Operating expense adjustments:
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude cost of land sales	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	—	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude corporate general and administrative expenses	(10,191)	—	—	(10,191)	(35,895)	—	—	(35,895)
Exclude REIT conversion and reorganization costs	(9,515)	—	—	(9,515)	(25,498)	—	—	(25,498)
Adjusted operating expenses	—	—	—	—	—	—	—	—
Net operating income	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	(36,842)	—	—	(36,842)	(38,435)	—	—	(38,435)
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Revenue adjustments (per above)	—	—	—	—	—	—	—	—
Operating expense adjustments (per above)	(19,706)	—	—	(19,706)	(61,393)	—	—	(61,393)
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Interest and other income	44	—	—	44	179	—	—	179
Interest expense	(4,722)	—	—	(4,722)	(18,904)	—	—	(18,904)
Loss on extinguishment of debt	(22,650)	—	—	(22,650)	(57,792)	—	—	(57,792)
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	(638)	—	—	(638)	(2,084)	—	—	(2,084)
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	21,929	—	—	21,929	(153,655)	—	—	(153,655)
FFO attributable to Forest City Enterprises, Inc.	$(62,585)	$—	$—	$(62,585)	$(332,084)	$—	$—	$(332,084)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(1,088)	—	—	(1,088)	(8,549)	—	—	(8,549)
Impairment of depreciable real estate	158,805	—	—	158,805	158,805	—	—	158,805
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$95,132	$—	$—	$95,132	$(181,828)	$—	$—	$(181,828)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Nine Months Ended September 30, 2015 (in thousands) (continued)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$289,057	$28,236	$92,634	$353,455	$785,898	$84,968	$297,219	$998,149
Revenue adjustments:
Revenues of unconsolidated entities	92,634	—	(92,634)	—	297,219	—	(297,219)	—
Exclude land sales	(23,535)	(2,293)	(384)	(21,626)	(47,589)	(4,696)	(1,483)	(44,376)
Exclude land sales of unconsolidated entities	(384)	—	384	—	(1,483)	—	1,483	—
Exclude Land Development Group revenues	(2,087)	(205)	(50)	(1,932)	(5,342)	(520)	(503)	(5,325)
Exclude Land Development Group revenues of unconsolidated entities	(50)	—	50	—	(503)	—	503	—
Adjusted revenues	355,635	25,738	—	329,897	1,028,200	79,752	—	948,448
Operating expenses	173,209	13,927	41,929	201,211	500,692	44,666	132,777	588,803
Operating expense adjustments:
Operating expenses of unconsolidated entities	41,929	—	(41,929)	—	132,777	—	(132,777)	—
Exclude cost of land sales	(9,189)	(763)	—	(8,426)	(15,716)	(1,374)	—	(14,342)
Exclude Land Development Group operating expenses	(2,770)	(248)	(472)	(2,994)	(7,608)	(768)	(1,547)	(8,387)
Exclude Land Development Group operating expenses of unconsolidated entities	(472)	—	472	—	(1,547)	—	1,547	—
Exclude corporate general and administrative expenses	(10,191)	—	—	(10,191)	(35,895)	—	—	(35,895)
Exclude REIT conversion and reorganization costs	(9,515)	—	—	(9,515)	(25,498)	—	—	(25,498)
Adjusted operating expenses	183,001	12,916	—	170,085	547,205	42,524	—	504,681
Net operating income	172,634	12,822	—	159,812	480,995	37,228	—	443,767
Equity in earnings (loss) of unconsolidated entities	(29,507)	76	(5,221)	(34,804)	(1,185)	158	(33,269)	(34,612)
Exclude depreciation and amortization of unconsolidated entities	21,077	—	(21,077)	—	64,861	—	(64,861)	—
Exclude gain on disposition of unconsolidated entities	(1,009)	—	1,009	—	(20,293)	—	20,293	—
Revenue adjustments (per above)	(66,578)	2,498	92,634	23,558	(242,302)	5,216	297,219	49,701
Operating expense adjustments (per above)	9,792	(1,011)	(41,929)	(31,126)	46,513	(2,142)	(132,777)	(84,122)
Write-offs of abandoned development projects	—	—	—	—	(5,778)	—	(10,191)	(15,969)
Interest and other income	8,995	519	411	8,887	27,977	1,435	1,057	27,599
Interest expense	(49,007)	(7,305)	(24,315)	(66,017)	(149,335)	(22,481)	(75,351)	(202,205)
Loss on extinguishment of debt	(23,609)	(719)	(128)	(23,018)	(61,953)	(719)	(736)	(61,970)
Impairment of non-depreciable real estate	(16,307)	—	(1,384)	(17,691)	(16,307)	—	(1,384)	(17,691)
Amortization of mortgage procurement costs	(2,452)	—	—	(2,452)	(7,859)	—	—	(7,859)
Net gain on change in control of interests	—	—	—	—	487,684	—	—	487,684
Non-Real Estate depreciation and amortization	(1,123)	—	—	(1,123)	(3,495)	—	—	(3,495)
Noncontrolling interest in FFO	(6,880)	(6,880)	—	—	(18,695)	(18,695)	—	—
Income tax benefit (expense) on FFO	21,929	—	—	21,929	(153,655)	—	—	(153,655)
FFO attributable to Forest City Enterprises, Inc.	$37,955	$—	$—	$37,955	$427,173	$—	$—	$427,173
Depreciation and amortization - Real Estate Groups	(91,490)	—	—	(91,490)	(242,984)	—	—	(242,984)
Net gain on disposition of full or partial interests in rental properties	1,746	—	1,009	2,755	1,746	—	20,293	22,039
Gain on disposition of unconsolidated entities	1,009	—	(1,009)	—	20,293	—	(20,293)	—
Impairment of consolidated and unconsolidated depreciable real estate	(409,156)	—	—	(409,156)	(409,156)	—	—	(409,156)
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(1,088)	—	—	(1,088)	(8,549)	—	—	(8,549)
Impairment of depreciable real estate	158,805	—	—	158,805	158,805	—	—	158,805
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(302,219)	$—	$—	$(302,219)	$(52,672)	$—	$—	$(52,672)